LAW OFFICES
LEMLE & KELLEHER ‚ L.L.P.
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
21ST FLOOR‚ PAN AMERICAN LIFE CENTER
601 POYDRAS STREET – NEW ORLEANS, LOUISIANA 70130–6097
TELEPHONE: (504) 568-1241 FAX: (604) 584-9142

BATON ROUGE OFFICE ONE AMERICAN PLACE SUITE 1100 301 MAIN STREET BATON ROUGE‚ LOUISIANA 70826 TELEPHONE: (225) 367-5066 FAX: (225) 387-4495	SHREVEPORT OFFICE LOUISIANA TOWER 10TH FLOOR 401 EDWARDS STREET SHREVEPORT‚ LOUISIANA 71101 TELEPHONE: (318) 227-1131 FAX: (318) 227-1141

June 25, 2004

BY HAND

Jan M. Hayden, Esq.
Douglas S. Draper, Esq.
Heller‚ Draper, Hayden‚ Patrick & Horn‚ L.L.C.
650 Poydras Street‚ Suite 2500
New Orleans, LA 70130

RE:	Fair Grounds Corporation‚ Debtor U.S.B.C.‚ E.D. of La.‚ No. 03–16222, “A” Chapter 11

Dear Jan and Doug:

            Reference is made to the enclosed draft of the First Amended and Restated Plan of Reorganization (“Plan”) and the Asset Purchase Agreement (“APA”) which have been the subject of recent negotiations between Churchill Downs Incorporated and its permitted assigns (“Churchill”) and Fair Grounds Corporation (“Debtor”). The Plan and APA are incorporated herein by reference, and capitalized terms herein shall have the same definitions ascribed to such terms in the Plan and the APA.

            Churchill hereby proposes that it or a wholly owned subsidiary will act as the stalking horse bidder under the Plan for the Debtor’s Acquired Assets in accordance with and subject to the following principal terms and conditions:

•	Purchase Price: $45 million.
•	Execution of Necessary Documentation: Subject to the execution of definitive and mutually satisfactory legal documentation for the transaction, including without limitation (i) the APA (a copy of which is enclosed) as may be amended by the mutual agreement of the Debtor and Churchill, and (ii) the Plan (a copy of which is enclosed) as may be amended by the mutual agreement of the Debtor and Churchill.

•	Closing Date: On the Effective Date of the Plan as defined therein.

Jan M. Hayden, Esq.
June 25, 2004

•	Bankruptcy Approval: Entry by the U. S. Bankruptcy Court, Eastern District of Louisiana (the "Bankruptcy Court"), in Case No. 03-16222, Section A (the "Bankruptcy Case") on or before September 1, 2004, or such later date as may be agreed to by the Debtor and Churchill, of a final and unappealable Order (the form of which is subject to Churchill's approval) confirming the Plan as may be amended by the mutual agreement of the Debtor and Churchill.

•	Sale and Bidding Procedures: The Bidding Procedures, as defined in the Plan, shall govern the submission of Qualified Bids and the bidding at the auction required by the Plan. The Debtor shall file a motion to approve the Bidding Procedures, the form of the APA, and the Expense Reimbursement, as defined herein, no later than June 30, 2004. An order approving the Bidding Procedures, the form of the APA, and the Expense Reimbursement, as defined herein, shall be entered on or before July 31, 2004, and the form of such order shall be subject to Churchill’s approval.

•	Expense Reimbursement: In the event that Churchill is not the Winning Bidder, Churchill shall be reimbursed its fees, expenses and costs, including those of its investment banker and legal counsel, incurred for this transaction, in an amount not to exceed $250,000 on the Effective Date of the Plan to compensate Churchill for its out-of-pocket expenses, which amount shall be deemed an Allowed Administrative Claim and paid by the Debtor on the Effective Date (“Expense Reimbursement”). .

•	Conditions: Churchill’s proposal shall be subject to all of the conditions set forth below and in the Plan and the APA.
Due Diligence: Churchill’s proposal is subject to the completion of its due diligence regarding the Acquired Assets on or before July 31, 2004, which due diligence shall be satisfactory to Churchill in its sole discretion, with this condition invoked or waived by that date. The Debtor shall deliver the Disclosure Letter as required by the APA to Churchill on or before July 21, 2004, the contents of which must be satisfactory to Churchill, in its sole discretion. Ile Debtor will (i) permit (and will cause each of its Subsidiaries to permit) representatives of Churchill to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Debtor and its Subsidiaries, to the Acquired Assets and all books, records (including tax records), contracts, and documents of or pertaining to the Debtor and its Subsidiaries. The Debtor will promptly furnish Churchill with such financial and operating data and other information with respect to the Business and the Acquired Assets as Churchill may from time to time reasonably request. For purposes of this Agreement, Churchill will treat and hold as such any confidential

Jan M. Hayden, Esq.
June 25‚ 2004

•	information it receives from the Debtor and its Subsidiaries in the course of the reviews contemplated by this paragraph (except any disclosure required by law or order of court or other governmental agency, or the rules and regulations of the Securities and Exchange Commission or the Nasdaq Stock Market), will not use any of the confidential information except in connection with the consummation of the agreements contemplated herein, and, if Churchill is not the Winning Bidder or the APA is terminated for any reason whatsoever, will return to Debtor and its Subsidiaries all tangible embodiments (and all copies) of the confidential information which are in its possession. Notwithstanding anything to the contrary herein, in no event shall the Debtor be required to provide: (i) materials that would result in a waiver of the attorney client privilege with respect to the State Court Case, the State Claim, or the Annulment Action; (ii) attorney work product; or (iii) materials that are subject to confidentiality agreements with third parties unless Churchill first obtains the consent of such third parties to the disclosure of said materials.

Lender Approval: Churchill’s proposal is subject to approval of its principal lenders of Churchill’s acquisition of the Acquired Assets, such approval to be obtained on or before July 31, 2004 with this condition invoked or waived by that date.

Acceptance of Suitability Requirements: Churchill’s proposal is subject to the shareholders, officers and directors who are subject to the suitability requirements under the applicable licensing and permit provisions of Louisiana law concurring to comply with such laws, such concurrence to be obtained on or before June 30, 2004 with this condition invoked or waived by that date.

            This proposal shall remain in effect until 5:30 p.m. central time today, Friday, June 25, 2004 and shall terminate unless this proposal is signed and returned prior to this time and date. Churchill is prepared to complete negotiations of all required definitive documents and to complete its due diligence after execution of this proposal. If the terms and conditions of this proposal are acceptable, please indicate your acceptance by signing below and returning the signed copy to me by facsimile at (504) 584-9142.

            If you have any questions, please do not hesitate to call me at (504) 585-6388.

Sincerely‚ LEMLE &KELLEHER, L.L.P. /s/David F. Waguespack David F. Waguespack

Jan M. Hayden, Esq.
June 25‚ 2004

The foregoing terms and conditions are agreed upon and approved.

FAIR GROUNDS CORPORATION

By:/s/Douglas S. Draper
Title: Its Attorney

CHURCHILL DOWN INCORPORATED

By:/s/Michael E. Miller
Title: Chief Financial Officer

LAW OFFICES
LEMLE & KELLEHER ‚ L.L.P.
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
21ST FLOOR‚ PAN AMERICAN LIFE CENTER
601 POYDRAS STREET – NEW ORLEANS, LOUISIANA 70130–6097
TELEPHONE: (504) 568-1241 FAX: (604) 584-9142

BATON ROUGE OFFICE ONE AMERICAN PLACE SUITE 1100 301 MAIN STREET BATON ROUGE‚ LOUISIANA 70826 TELEPHONE: (225) 367-5066 FAX: (225) 387-4495	SHREVEPORT OFFICE LOUISIANA TOWER 10TH FLOOR 401 EDWARDS STREET SHREVEPORT‚ LOUISIANA 71101 TELEPHONE: (318) 227-1131 FAX: (318) 227-1141

June 29, 2004

BY HAND

Jan M. Hayden, Esq.
Douglas S. Draper, Esq.
Heller‚ Draper, Hayden‚ Patrick & Horn‚ L.L.C.
650 Poydras Street‚ Suite 2500
New Orleans, LA 70130

RE:	Fair Grounds Corporation‚ Debtor U.S.B.C.‚ E.D. of La.‚ No. 03–16222, “A” Chapter 11

Dear Jan and Doug:

             As I discussed with Jan yesterday, Churchill Downs Incorporated ("Churchill") requires additional time to obtain a particular shareholder's consent to submit to the suitability requirements for slots and video poker licenses. Accordingly, Churchill requests that Fair Grounds Corporation ("Debtor") agree to amend the letter agreement ("Letter Agreement") dated June 25, 2004 by and between Churchill and the Debtor to extend the time within which Churchill must invoke or waive the acceptance of suitability requirements condition from June 30, 2004 to July 8, 2004. The terms of the Letter Agreement would remain the same except that the acceptance of suitability requirements condition would be amended to provide as follows:

Acceptance of Suitability Requirements: Churchill's proposal is subject to the shareholders, officers and directors who are subject to the suitability requirements under the applicable licensing and permit provisions of Louisiana law concurring to comply with such laws, such concurrence to be obtained on or before July 8, 2004 with this condition invoked or waived by that date.

             If the terms of this amendment to the Letter Agreement are acceptable, please indicate your acceptance by signing below and returning the signed copy to me by hand or by facsimile at (504) 584-9142.

Jan M. Hayden, Esq.
Douglas S. Draper, Esq.
June 29‚ 2004

             If you have any questions, please do not hesitate to call me at (504) 585-6388.

Sincerely‚ LEMLE &KELLEHER, L.L.P. /s/David F. Waguespack David F. Waguespack

The foregoing terms and conditions are agreed upon and approved.

FAIR GROUNDS CORPORATION

By:/s/Jan M. Hayden
Title: one of its Attorneys

CHURCHILL DOWN INCORPORATED

By:/s/Michael E. Miller
Title: Chief Financial Officer